UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

Nuveen Mortgage and Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22329	27-1094170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 917-7700

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 20e-4(c) under the Exchange Act (17 CFR 240.20e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Clarification of Investment Policy

Effective July 21. 2020, Nuveen Mortgage and Income Fund (NYSE: JLS) (the “Fund”) announced a clarification of how it performs industry classifications for purpose of its investment policy regarding non-mortgage related asset-backed securities (“ABS”).

The Fund may invest up to 35% of managed assets in non-mortgage related ABS, including but not limited to any asset that generates reliable cash flows including collateralized loan obligations (“CLOs”) as well as pools of consumer auto loans, credit card receivables, aircraft leases and maintenance agreements, timeshare agreements, and solar photovoltaics. The Fund also considers catastrophe bonds, which are backed by a secured collateral account, to be ABS.

Regarding industry concentration, as a fundamental policy, the Fund concentrates its investments in mortgage-backed securities (“MBS”) and expressly treats MBS as a single industry or group of industries. The Fund is not permitted to concentrate in other industries or groups of industries.

Because issuers of non-mortgage related ABS may be disparately impacted by various developments in the markets for the underlying collateral and given the economic similarities between non-mortgage related ABS securities based on various underlying collateral types, for the purposes of this industry concentration policy, effective July 21, 2020, the Fund will not invest more than 25% of its assets in non-mortgage related ABS securities in any one of the following industry classifications: CLOs, auto loans, aircraft leases, catastrophe bonds, consumer loans, timeshare receivables, franchise receivables, solar ABS, and other ABS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN MORTGAGE AND INCOME FUND

Date: July 21, 2020	By:	/s/ Gifford R. Zimmerman
Gifford R. Zimmerman
Vice President and Secretary